[ADAMS GOLF LOGO]

NEWS RELEASE


FOR IMMEDIATE RELEASE


       Adams Golf Announces Results for First Quarter 2007

PLANO, TEXAS, May 9, 2007 - Adams Golf (OTCBB:ADGO) today reported record net sales of $27.8 million for the first quarter ended March 31, 2007 as compared to $22.3 million in the comparable period of 2006, a gain of 25% year over year. The Company's $27.8MM in net sales for the first quarter represents its largest first quarter net sales figure since the Company went public in 1998. The Company reported net income of $3.8 million, or $0.12 fully diluted per share for the first quarter ended March 31, 2007, as compared to net income of $3.3 million, or $0.12 fully diluted per share for the comparable period of 2006.

"I'm very pleased with the company's continued sales and earnings growth," said Mr. Chip Brewer, CEO and President of Adams Golf. "Our growth continues to be driven by our Idea hybrid iron sets. Additionally, our individual hybrids have become the #1 hybrid played by professionals on the combined professional men's tours (PGA, Champions and Nationwide) for the first quarter of 2007, according to results from the Darrell Survey. We continue to invest in our brand, our overall organization, particularly our R&D organization, and our positions on the competitive professional tours."

Adams Golf will host a conference call at 4:30 p.m. Eastern time on Thursday, May 10th, 2007, with Chip Brewer, CEO and President, and Eric Logan, Chief Financial Officer, to review Adams' 2007 first quarter financial results. For telephone access to the conference call dial (800) 374-0113 or (706) 758-9607 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 7329769.

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements regarding our ability to continue manufacturing products that are commercially acceptable to consumers, statements which may imply past performance as an indicator of future trends, and statements using terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek" or "believe". Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: risks relating to product development; risks that past performance may not be an accurate indicator of future trends; risks that products may not meet with approval and conform to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of the ability to protect intellectual property rights; market demand and acceptance of products; the impact of changing economic conditions; the success of our marketing strategy; our dependence on a limited number of customers and suppliers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; and one-time events and other factors detailed under "Risk Factors" in our Securities and Exchange Commission filings. These filing can be obtained by visiting the corporate governance section of our website at www.adamsgolf.com or by contacting Adams Golf Investor Relations at InvestorInfo@adamsgolf.com.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

For more information, please contact:
Patty Walsh
Director, Investor Relations
Adams Golf
(972) 673-9595
pattywalsh@adamsgolf.com

                ADAMS GOLF, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATED BALANCE SHEETS
              (in thousands, except share amounts)


                             ASSETS

                                                                              March 31,     December 31,
                                                                                2007            2006
                                                                            ------------    ------------
                                                                             (unaudited)
Current assets:
   Cash and cash equivalents                                                  $    3,424      $    9,472
   Trade receivables, net of allowance for doubtful accounts
     of $706 (unaudited) and $702 in 2007 and 2006, respectively                  27,029          13,553
   Inventories, net                                                               25,207          24,651
   Prepaid expenses                                                                  924             686
   Other current assets                                                            1,367           1,371
                                                                            ------------    ------------
      Total current assets                                                        57,951          49,733

Property and equipment, net                                                          769             719
Deferred tax asset - non current                                                   4,052           4,052
Other assets, net                                                                  1,542           1,099
                                                                            ------------    ------------
                                                                              $   64,314      $   55,603
                                                                            ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                           $    9,466      $    6,271
   Accrued expenses                                                                8,896           7,463
                                                                            ------------    ------------
      Total liabilities                                                           18,362          13,734
                                                                            ------------    ------------
Stockholders' equity:
   Preferred stock, $0.01 par value; authorized 5,000,000 shares;
       none issued                                                                    --              --
   Common stock, $.001 par value; authorized 50,000,000 shares;
       24,938,976 and 24,895,226 shares issued and 24,002,349
       and 23,958,606 shares outstanding at March 31, 2007 (unaudited)
       and December 31, 2006, respectively                                            25              25
   Additional paid-in capital                                                     90,894          90,630
   Accumulated other comprehensive income                                            952             887
   Accumulated deficit                                                           (42,393)        (46,147)
   Treasury stock, 936,627 common shares, at cost, at
      March 31, 2007 (unaudited)  and December 31, 2006                           (3,526)         (3,526)
                                                                            ------------    ------------
      Total stockholders' equity                                                  45,952          41,869
                                                                            ------------    ------------

                                                                              $   64,314      $   55,603
                                                                            ============    ============


                ADAMS GOLF, INC. AND SUBSIDIARIES

         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except per share amounts)
                           (unaudited)

                                               Three Months Ended
                                                   March 31,
                                             -----------------------
                                               2007           2006
                                             --------       --------
Net sales                                    $ 27,808       $ 22,265
Cost of goods sold                             15,613         11,813
                                             --------       --------
      Gross profit                             12,195         10,452

Operating expenses:
   Research and development expenses              810            610
   Selling and marketing expenses               5,706          4,911
   General and administrative expenses          1,915          1,672
                                             --------       --------
         Total operating expenses               8,431          7,193
                                             --------       --------
         Operating income                       3,764          3,259
                                             --------       --------

Other income (expense):
   Interest income (expense), net                  24             46
   Other income (expense), net                     13             46
                                             --------       --------
      Income before income taxes                3,801          3,351
Income tax expense                                 47              2
                                             --------       --------
      Net income                             $  3,754       $  3,349
                                             ========       ========

Net income per common share - basic          $   0.16       $   0.15
                                             ========       ========
                            - diluted        $   0.12       $   0.12
                                             ========       ========